Exhibit 4.2

Execution Version

SMART GLOBAL HOLDINGS, INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Dated as of November 5, 2016

i

Exhibit A: Form of Joinder Agreement

Exhibit B: Management Holders as of November 5, 2016

ii

SMART GLOBAL HOLDINGS, INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (as may be amended, supplemented, restated or modified from time to time, this “Agreement”) is made as of November 5, 2016, by and among SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company, Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership (the “SLP Investor”), Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLP Co-Investor”), Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Investor”), Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Co-Investor”), Mr. Ajay B. Shah, an individual (“Mr. Shah”), Krishnan-Shah Family Partners, L.P., Fund No. 1, a California limited partnership (“Shah Fund 1”), Krishnan-Shah Family Partners, L.P., Fund No. 3, a California limited partnership (“Shah Fund 3”), Krishnan-Shah Family Partners, L.P., Fund No. 4, a California limited partnership (“Shah Fund 4”), The Ajay B. Shah and Lata K. Shah 1996 Trust u/a/d 5/28/1996, a California revocable trust (“Shah Trust”, and together with Mr. Shah, Shah Fund 1, Shah Fund 3 and Shah Fund 4, collectively the “Shah Investors”), Mr. Mukesh A. Patel, an individual (“Mr. Patel”), Patel Family Partners, LP – Fund No. 2, a California limited partnership (“Patel Fund 2”), The Patel Revocable Trust u/a/d 6/6/2002, a California revocable trust (“Patel Trust”, and together with Mr. Patel and Patel Fund 2, collectively the “Patel Investors”) and the Management Holders (as defined below).

WHEREAS, the Company (as defined below), the SLP Investor, the SLP Co-Investor, the SLS Investor, the SLS Co-Investor, the Shah Investors, the Patel Investors and the Management Holders entered into that certain Registration Rights Agreement, dated as of August 26, 2011 (the “Prior Agreement”), in order to set forth certain registration rights applicable to Registrable Securities (as defined below) of the Company;

WHEREAS, in connection with a contemplated amendment to the credit agreement of certain of the Company’s Subsidiaries (as defined below), the Warrant Holders (as defined below) received Warrants (as defined below) to purchase Warrant Shares (as defined below), dated as of the date hereof, between the Company and such Warrant Holder (each, a “Warrant”), pursuant to which such Warrant Holders are entitled to exercise such Warrants upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor and the SLS Co-Investor desire to amend and restate the Prior Agreement in connection with the contemplated amendment to such credit agreement in order to set forth certain registration rights of the Warrant Holders.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that Controls, is Controlled by, or is under common Control with such Person. The term “Control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other Controlled Affiliates shall not be considered Affiliates of any of the Holders or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other Controlled Affiliates), (ii) none of the SLP Holders, SLS Holders, Shah Holders or Patel Holders shall be considered Affiliates of each other, and (iii) except with respect to Section 3.15, none of the Sponsor Holders shall be considered Affiliates of (A) any portfolio company in which any of the Sponsor Holders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (B) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Holders or their affiliated investment funds.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however that (i) no party hereto shall be deemed to beneficially own any Securities of the Company held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for Shares upon delivery of consideration to the Company or any of its Subsidiaries, such Shares shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

“Change of Control” means the occurrence of any of the following: (i) the sale, lease or transfer, in one (1) or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (which assets may include the capital stock of Subsidiaries), to any Person other than the Sponsor Holders or their Affiliates or (ii) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Sponsor Holders or their Affiliates, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of capital stock representing 50% or more of the total voting power of the Company or any of its direct or indirect parent companies holding directly or indirectly greater than 50% of the total voting power of the Company.

“Company” means SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (including any of its successors by merger, acquisition, reorganization, conversion or otherwise, and, in connection with any Initial Public Offering, the Registering Entity).

“Effectiveness Date” means the date on which the Sponsor Holders are no longer subject to any underwriter’s lock-up or other contractual restriction (excluding the Sponsor Shareholders Agreement) on the sale of Registrable Securities in connection with an Initial Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holders” means, collectively, (i) the SLP Holders, (ii) the SLS Holders, (iii) the Shah Holders, (iv) the Management Holders, (v) the Warrant Holders and (vi) the Patel Holders.

“Initial Public Offering” means the consummation of an underwritten initial public offering that is registered under the Securities Act of Shares.

“Investors Shareholders Agreement” means the Amended and Restated Investors Shareholders Agreement, dated as of the date hereof, by and among the Company, the Sponsor Holders party thereto, the Management Holders party thereto and the Warrant Holders party thereto, as it may be amended from time to time.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A attached hereto.

“Management Holder” means (i) the parties identified on Exhibit B hereto as “Management Holders” and any Person other than the Company, the Sponsor Holders, the Shah Holders, the Patel Holders and the Warrant Holders that becomes a party to this Agreement pursuant to Section 2.8(b), whether or not such Person is an employee or consultant of the Company or its Subsidiaries, and (ii) any of their respective designated transferees or successors pursuant to Section 2.8(a) below that hold Registrable Securities or securities exercisable for or convertible into Registrable Securities.

“Marketable Securities” means equity securities that are (i) traded on the New York Stock Exchange or the Nasdaq Stock Market or any successors thereto or any other nationally or globally recognized stock exchange and (ii) registered pursuant to an effective registration statement or can be sold without registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder.

“Non-Qualifying Change of Control” means any Change of Control immediately after the consummation of which (i) the Warrant Holders continue to own any Registrable Securities (including, for the avoidance of doubt, any securities of the acquiror of the Company in connection with such Change of Control), (ii) the consideration received by the Warrant Holders in connection therewith (or receivable upon the exercise of the Warrants) includes equity securities that are not Marketable Securities and (iii) the Silver Lake Investors or their Affiliates have the right to cause the Company or other successor entity thereto to register the equity securities of the Company or such other successor entity held by the Silver Lake Investors or their Affiliates.

“Options” mean any rights or options to subscribe for, purchase or otherwise acquire Shares granted pursuant to any employment or consulting agreement with the Company or its Subsidiaries or pursuant to any equity compensation plan or program of the Company.

“Patel Holders” means, collectively, the Patel Investors and any of their respective designated transferees or successors pursuant to Section 2.8(a) below that hold Registrable Securities or securities exercisable for or convertible into Registrable Securities.

“Patel Side Letter” means the Side Letter, dated as of August 26, 2011, by and among the Company and the Patel Holders, as it may be amended from time to time.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“register”, “registered” and “registration” means a registration effected pursuant to a registration statement filed with the SEC (a “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

“Registering Entity” means the Company or if the entity registering Shares in connection with the Initial Public Offering is (i) any other Subsidiary of the Company or (ii) the resulting entity from (A) a conversion of the Company to any other capital structure, (B) the conversion of the Company into a successor corporation or other entity and/or (C) the formation of a new entity that will issue Shares to the public and acquire, directly or indirectly, Securities in the Company in order to give effect to such Initial Public Offering, such other Subsidiary or resulting entity.

“Registrable Securities” means (i) Shares (including Warrant Shares) held (whether now held or hereafter acquired) by a party to this Agreement (including any additional Management Holder to the extent permitted by Section 2.8(b) below) or any designated transferee or successor to the extent permitted by Section 2.8(a) below or, without duplication, by any shareholder of the Company that holds registration or similar rights pursuant to an agreement between such shareholder and the Company and (ii) any Shares issued as (or as of any such date of determination then currently issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Shares contemplated by the immediately foregoing clause (i); provided, however, that Shares shall cease to be Registrable Securities if (a) a Registration Statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective Registration Statement, (b) a Registration Statement on Form S-8 (or any successor form) covering such Shares is effective, (c) such Shares are distributed pursuant to Rule 144 or 145 promulgated under the Securities Act (or any successor rule or other exemption from the registration requirements of the Securities Act), (d) such Shares cease to be outstanding, (e) such Shares are eligible for sale without registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and are not otherwise subject to any transfer restrictions in Article IV of the Sponsor Shareholders Agreement, Article III of the Investors Shareholders Agreement or the Patel Side Letter or (f) such Shares shall have been otherwise transferred and such Shares may be publicly resold without registration under the Securities Act. For the avoidance of doubt, it is understood (x) that, with respect to any Registrable Securities for which a Holder holds vested but unexercised Options or other Securities exercisable for, convertible into or exchangeable for Registrable Securities, to the extent that such Registrable Securities are to be sold pursuant to Article II, such Holder must exercise the relevant Option or other Security or exercise, convert or exchange such other relevant Security and transfer the relevant underlying securities that are Registrable Securities (rather than the Option or other Security) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise) and (y) that Registrable Securities shall not include Warrants.

“Registration Expenses” means any and all expenses incident to the performance by the Company of its obligations under this Agreement, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the National Association of Securities Dealers, Inc. (or any successor provision), and of its counsel, (ii) all fees and expenses of complying with any securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (v) all applicable rating agency fees with respect to the Registrable Securities, (vi) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (viii) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (ix) if any of the Sponsor Holders are selling Registrable Securities pursuant to such Registration, all reasonable fees and disbursements of legal counsel to such Sponsor Holders and an accounting firm of such Sponsor Holders, (x) if any of the Management Holders are selling Registrable Securities pursuant to such Registration, the reasonable fees and disbursements of one (1) legal counsel to such Management Holders up to $50,000, (xi) if any of the Warrant Holders are selling Registrable Securities pursuant to such Registration, the reasonable fees and disbursements of one (1) legal counsel to such Warrant Holders up to $50,000, (xii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xiii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xiv) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xv) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including all travel, meals and lodging and the reasonable out-of-pocket expenses of the Holders) and (xvi) any other fees and disbursements customarily paid by the issuers of securities.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“SEC” means the U. S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company (or any equity securities of the Registering Entity), including any Shares, Warrants, Warrant Shares and Options.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Shah Holders” means, collectively, the Shah Investors and any of their respective designated transferees or successors pursuant to Section 2.8(a) below that hold Registrable Securities or securities exercisable for or convertible into Registrable Securities.

“Shares” means the ordinary shares, par value $0.01 per share, of the Company, and any securities into which such Shares shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such Shares (including any shares of common stock or ordinary shares of the Registering Entity).

“Shelf Percentage” means, with respect to any Shelf Request, the fraction, expressed as a percentage, determined by dividing (i) the Shelf Request by (ii) the total number of Registrable Securities held by the Shelf Initiating Holders as of the date of such Shelf Request.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 or on Form S-1 (or any successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“SLP Holders” means, collectively, the SLP Investor, the SLP Co-Investor and any of their respective designated transferees or successors pursuant to Section 2.8(a) below that hold Registrable Securities or securities exercisable for or convertible into Registrable Securities.

“SLS Holders” means, collectively, the SLS Investor, the SLS Co-Investor and any of their respective designated transferees or successors pursuant to Section 2.8(a) below that hold Registrable Securities or securities exercisable for or convertible into Registrable Securities.

“Sponsor Holders” means, collectively, the SLP Holders and SLS Holders.

“Sponsor Shareholders Agreement” means the Sponsor Shareholders Agreement, dated as of August 26, 2011, by and among the Company, the Sponsor Holders party thereto and the Shah Holders party thereto, as it may be amended from time to time.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or Controlled, directly or indirectly, by that Person or one (1) or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or Controlled, directly or indirectly, by that Person or one (1) or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Third Party Holder” means any holder (other than a Holder) of Transferable Shares who exercises contractual rights to participate in a registered offering of Shares.

“Transferable Shares” means (i) Shares and (ii) Shares issuable upon exercise, conversion or exchange of any convertible debt security or preferred security that is currently exercisable for, convertible into or exchangeable for, as of the relevant date of determination, Shares.

“Warrant” means the Warrant to purchase Ordinary Shares, dated as of the date hereof, by and among the Company and the Warrant Holders party thereto, as it may be amended from time to time.

“Warrant Holder” means any duly registered holder, of a Warrant (under the terms and conditions thereof) or Warrant Shares (or any Registrable Securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Warrant Shares), that becomes a party to the Investors Shareholders Agreement and this Agreement from time to time in accordance with the terms hereof and thereof, and any of their respective designated transferees or successors pursuant to Section 2.8(a) below that hold Registrable Securities or securities exercisable for or convertible into Registrable Securities.

“Warrant Shares” has the meaning set forth in the applicable Warrant.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

Section 1.2 Definitions Cross References. The following terms are defined in the corresponding Sections of this Agreement:

Term	Section
Agreement	Preamble
Chosen Courts	Section 3.8(a)
Company Indemnifiable Persons	Section 2.6(a)
Control Holder	Section 2.5(d)
Demand Delay	Section 2.2(a)(ii)
Demand Initiating Sponsor Holders	Section 2.2(a)
Demand Participating Sponsor Holders	Section 2.2(a)(ii)
Demand Registration	Section 2.2(a)
Holder Indemnifiable Persons	Section 2.6(b)
Indemnified Person	Section 2.6(c)
Indemnifying Person	Section 2.6(c)
Initiating Shelf Take-Down Holder	Section 2.1(d)(i)
Marketed Underwritten Shelf Take-Down	Section 2.1(d)(iii)
Marketed Underwritten Shelf Take-Down Notice	Section 2.1(d)(iii)
Mr. Patel	Preamble
Mr. Shah	Preamble
Patel Fund 2	Preamble
Patel Trust	Preamble
Patel Investors	Preamble
Prior Agreement	Recitals
Shah Fund 1	Preamble
Shah Fund 3	Preamble
Shah Fund 4	Preamble
Shah Investors	Preamble
Shah Trust	Preamble

Shelf Holder	Section 2.1(a)
Shelf Initiating Holders	Section 2.1(a)
Shelf Registration Notice	Section 2.1(a)
Shelf Request	Section 2.1(a)
Shelf Participating Sponsor Holders	Section 2.1(b)
Shelf Period	Section 2.1(b)
Shelf Suspension	Section 2.1(c)
Shelf Take-Down	Section 2.1(d)(i)
Shelf Take-Down Initiating Sponsor Holders	Section 2.1(d)(ii)
SLP Co-Investor	Preamble
SLP Investor	Preamble
SLS Co-Investor	Preamble
SLS Investor	Preamble
Special Registration	Section 2.13
Sponsor Underwritten Offering	Section 2.13
Third Party Shelf Holder	Section 2.1(a)
Underwritten Shelf Take-Down	Section 2.1(d)(ii)
Underwritten Shelf Take-Down Notice	Section 2.1(d)(ii)

Section 1.3 General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Shares underlying unexercised Options that have been issued by the Company shall not be deemed “outstanding” for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Filing. At any time after the date that is 90 days after the Effectiveness Date, one or more of the Sponsor Holders or Warrant Holders may deliver a written request to the Company (the Sponsor Holders or Warrant Holders delivering such a request, the “Shelf Initiating Holders”) to file a Shelf Registration Statement (a “Shelf Registration Notice”), and subject to the Company’s rights under Section 2.1(c) and the limitations set forth in Section 2.1(d), the Company shall (i) promptly (but in any event no later than ten (10) days prior to the date such Shelf Registration Statement is declared effective) give written notice of the proposed registration to all other Holders and Third Party Holders (which such notice will include the applicable Shelf Percentage (as defined below)) and (ii) use its reasonable best efforts to file as soon as possible with the SEC and cause to be declared effective under the Securities Act as soon as possible a Shelf Registration Statement (which shall be designated by the Company as an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement with the SEC) as will permit or facilitate the sale and distribution of all or such portion of such Shelf Initiating Holders’ Registrable Securities as are specified in such Shelf Registration Notice (such portion, the “Shelf Request”), together with (x) all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written demand received by the Company within ten (10) days after such written notice is given (each such Holder and each such Shelf Initiating Holder, as the case may be, a “Shelf Holder”) (such amount not in any event to exceed the Shelf Percentage of the total Registrable Securities held by such Shelf Holder as of the date of such written notice) and (y) all or such portion of the shares of any Third Party Holder that joins in such demand pursuant to its contractual rights to so participate (each such Third Party Holder, a “Third Party Shelf Holder”) (such amount not in any event to exceed the Shelf Percentage of the total Registrable Securities held by such Third Party Shelf Holder as of the date of such written notice); provided, however, that if a Shelf Registration Notice is delivered prior to the Effectiveness Date, the Company shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement prior to the Effectiveness Date); and provided, further, however, that if the Company is permitted by applicable law, rule or regulation to add selling shareholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of such Holder’s Registrable Securities (such amount not in any event to exceed the Shelf Percentage of the total Registrable Securities held by such Holder) in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 2.2 hereof shall apply instead of this Section 2.1. In no event shall the Company be required to file, and maintain effectiveness pursuant to Section 2.1(b) of, (I) more than one (1) Shelf Registration Statement at any one (1) time pursuant to this Section 2.1, so long as any Registrable Securities set forth in any Shelf Request by the Shelf Initiating Holders are registered on such Shelf Registration Statement, (II) in the case of the Warrant Investors, any Shelf Request having a reasonably anticipated aggregate offering price of less than $25,000,000 or (III) a Shelf Registration Statement of any type other than on Form S-3 (or any successor form) unless the Shelf Initiating Holders with respect to such Shelf Registration Statement are the Sponsor Holders.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to Section 2.1(a) hereof continuously effective under the Securities Act in order to permit the Prospectus or any Free Writing Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as the Shelf Initiating Holders and, in the case of any Shelf Registration Statement initiated by a Sponsor Holder, any other Shelf Holder that is a Sponsor Holder (collectively, the “Shelf Participating Holders”) may mutually determine (such period of effectiveness, the “Shelf Period”). Subject to the Company’s rights under Section 2.1(c), the Company shall not be deemed to have used its reasonable best efforts to keep the

Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 2.1(c) or (y) required by applicable law, rule or regulation.

(c) Suspension of Filing or Registration. If the Company shall furnish to the Shelf Participating Holders, a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than sixty (60) days or such longer period as the Shelf Participating Holders shall mutually consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless mutually consented to in writing by the Shelf Participating Holders, the Company shall not be permitted to exercise more than two (2) Shelf Suspensions pursuant to this Section 2.1(c) and Demand Delays pursuant to Section 2.2(a)(ii) in the aggregate, or aggregate Shelf Suspensions pursuant to this Section 2.1(c) and Demand Delays pursuant to Section 2.2(a)(ii) of more than ninety (90) days, in each case, during any twelve-month (12) period. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Company, except (A) in the case of any Shelf Holder, for disclosure to any of such Shelf Holder’s employees, agents and professional advisers who are obligated to keep it confidential, (B) in the case of any Shelf Participating Holder, for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus and any Free Writing Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus and any Free Writing Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any Shelf Participating Holder.

(d) Shelf Take-Downs.

(i) Subject to Section 2.8(c), an offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated by any of the Shelf Holders (each, an “Initiating Shelf Take-Down Holder”) (other than an Underwritten Shelf-Take Down or Marketed Underwritten Shelf-Take Down which, for the avoidance of doubt, may only be initiated by a Shelf Take-Down Initiating Sponsor Holder pursuant to Section 2.1(d)(ii) or Section 2.1(d)(iii), respectively). Except as set forth in Section 2.1(d)(iii) with respect to Marketed Underwritten Shelf Take-Downs, each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders or Third Party Shelf Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder. Notwithstanding the foregoing:

(A) each of the Management Holders (collectively), together with their respective designated transferees or successors pursuant to Section 2.8(a), may only initiate a total of four (4) Shelf Take-Downs in the aggregate pursuant to this Section 2.1(d)(i) in any consecutive 12-month period;

(B) each of the Warrant Holders (collectively), together with their respective designated transferees or successors pursuant to Section 2.8(a), may only initiate a total of four (4) Shelf Take-Downs in the aggregate pursuant to this Section 2.1(d)(i) in any consecutive 12-month period;

(C) no Management Holder, together with its designated transferees or successors pursuant to Section 2.8(a), may initiate a Shelf Take-Down pursuant to this Section 2.1(d)(i) which, together with any Registrable Securities included by other Management Holders, contemplates the distribution or sale of Registrable Securities in any one (1) Shelf-Take Down having a reasonably anticipated net aggregate offering price of less than $2,500,000; and

(D) no Warrant Holder, together with its designated transferees or successors pursuant to Section 2.8(a), may initiate a Shelf Take-Down pursuant to this Section 2.1(d)(i) which, together with any Registrable Securities included by other Warrant Holders, contemplates the distribution or sale of Registrable Securities in any one (1) Shelf-Take Down having a reasonably anticipated net aggregate offering price of less than $2,500,000.

(ii) Subject to Section 2.8(c), if the Initiating Shelf Take-Down Holder is one (1) or more Shelf Participating Holder(s) that is or are a Sponsor Holder(s) (the “Shelf Take-Down Initiating Sponsor Holders”) and such Shelf Take-Down Initiating Sponsor Holders elect by written request to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down shall be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and if necessary or if requested by the Shelf Take-Down Initiating Sponsor Holders, the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. Such Shelf Take-Down Initiating Sponsor Holders shall have the right to select the managing underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

Notwithstanding the delivery of any Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms and conditions of any Underwritten Shelf Take-Down shall be at the sole discretion of the Shelf Take-Down Initiating Sponsor Holders.

(iii) If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than two (2) Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Shelf Holders of Registrable Securities under such Shelf Registration Statement (other than the Shelf Take-Down Initiating Sponsor Holders), and, in each case subject to Section 2.1(d)(iv) and Section 2.8(c), the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within two (2) Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered. Notwithstanding the delivery of any Marketed Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms and conditions of any Marketed Underwritten Shelf Take-Down shall be at the sole discretion of the Shelf Take-Down Initiating Sponsor Holders. Each of the Shelf Holders agrees to reasonably cooperate with each of the other Shelf Holders to establish notice, delivery and documentation procedures and measures to facilitate such other Shelf Holder’s participation in future potential Marketed Underwritten Shelf Take-Downs pursuant to Section 2.1(d)(iii)-(iv).

(iv) The right of any Shelf Holders to participate in an Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s compliance with the terms and conditions of this Section 2.1(d)(iv). In connection with any Underwritten Shelf Take-Down or Marketed Underwritten Shelf-Take Down, the Company shall, together with all Shelf Holders and Third Party Shelf Holders of Registrable Securities of the Company proposing to distribute their securities through such Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down in accordance with this Section 2.1(d), enter into an underwriting agreement in customary form (containing such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type) with the managing underwriter or underwriters selected by the Shelf Take-Down Initiating Sponsor Holders in accordance with Section 2.1(d)(ii). The Shelf Participating Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the

Shelf Holders and Third Party Shelf Holders a party thereto as are customarily made by issuers to selling stockholders in secondary underwritten public offerings. No Shelf Holder shall be entitled to participate in an Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down in accordance with this Section 2.1(d) unless such Shelf Holder completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement. Notwithstanding any other provision of this Section 2.1, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in an Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down shall advise the Company and the Shelf Take-Down Initiating Sponsor Holders that the number of securities requested to be included in such Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company shall so advise all Shelf Holders of Registrable Securities that have requested to participate in such Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down (other than the Shelf Take-Down Initiating Sponsor Holders), and the number of shares of Registrable Securities that may be included in such Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down (i) first, shall be allocated pro rata among the Shelf Holders (including the Shelf Take-Down Initiating Sponsor Holders and other Shelf Participating Holders, as applicable) that have requested to participate in such Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down based on the relative number of Registrable Securities then held by each such Shelf Holder (provided that any securities thereby allocated to a Shelf Holder that exceed such Shelf Holder’s request shall be reallocated among the remaining requesting Shelf Holders in like manner), (ii) second, and only if all the securities referred to in clause (i) have been included in such registration, the number of securities that the Company proposes to include in such registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such registration, any other securities eligible for inclusion in such registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect. No Registrable Securities excluded from an Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down by reason of the managing underwriter’s or underwriters’ marketing limitation shall be included in such underwritten offering.

Section 2.2 Demand Registration.

(a) Demand for Registration. If the Company shall receive from one (1) or more of the Sponsor Holders (such Sponsor Holders, the “Demand Initiating Sponsor Holders”) a written demand that the Company effect any registration (a “Demand Registration”) of Registrable Securities held by such Sponsor Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $25,000,000, the Company will:

(i) promptly (but in any event within ten (10) days after the date a Registration Statement for such Demand Registration is initially filed) give written notice of the proposed registration to all other Holders; and

(ii) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Demand Initiating Sponsor Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written demand received by the Company within ten (10) days after such written notice is given; provided that the Company shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 2.2 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Company shall furnish to the Demand Initiating Sponsor Holders and any other Sponsor Holder participating in such Demand Registration (collectively, the “Demand Participating Sponsor Holders”) a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period (each, a “Demand Delay”) of not more than sixty (60) days (or such longer period as may be mutually agreed upon by the Demand Participating Sponsor Holders) within which to file such Registration Statement; provided, however, that the Company shall not exercise more than two (2) Demand Delays pursuant to this Section 2.2(a)(ii) and Shelf Suspensions pursuant to Section 2.1(c) in the aggregate, or aggregate Demand Delays pursuant to this Section 2.2(a)(ii) and Shelf Suspensions pursuant to Section 2.1(c) of more than ninety (90) days, in each case, during any twelve-month (12) month period. Each Holder shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by the Company, except (A) in the case of any Holder, for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) in the case of the Sponsor Holders, for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. In the case of a Demand Delay, the Holders agree to suspend use of the applicable Prospectus and any Free Writing Prospectus for the permitted duration of such Demand Delay in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Delay, and (i) in the case of a Registration Statement that has not been declared effective, shall promptly thereafter file the Registration Statement and use its reasonable best efforts to have such Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Registration Statement, shall amend or supplement the Prospectus and any Free Writing Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Demand Delay and furnish to the Holders such numbers of copies of the Prospectus and any Free Writing Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Registration Statement if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any Demand Participating Sponsor Holders.

(b) Underwriting. If the Demand Initiating Sponsor Holders intend to distribute the Registrable Securities covered by their demand by means of an underwritten offering, they shall so advise the Company as part of their demand made pursuant to this Section 2.2, and the Company shall include such information in the written notice referred to in Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute their securities through such underwritten offering, enter into an underwriting agreement in customary form (containing such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type) with the managing underwriter or underwriters selected by the Demand Initiating Sponsor Holders and reasonably satisfactory to the Company. The Demand Participating Sponsor Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Holders a party thereto as are customarily made by issuers to selling stockholders in secondary underwritten public offerings. No Holder shall be entitled to participate in such underwritten offering unless such Holder completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement. Notwithstanding anything other provision of this Section 2.2, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a Demand Registration shall advise the Company and the Demand Initiating Sponsor Holders that the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such Demand Registration (other than the Demand Initiating Sponsor Holders), and the number of shares of Registrable Securities that may be included in such Demand Registration (i) first, shall be allocated pro rata among the Holders (including the Demand Initiating Sponsor Holders and other Demand Participating Sponsor Holders, as applicable) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), (ii) second, and only if all the securities referred to in clause (i) have been included in such Demand Registration, the number of securities that the Company proposes to include in such Demand Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Demand Registration, any other securities eligible for inclusion in such Demand Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect. No Registrable Securities excluded from the underwritten offering by reason of the managing underwriter’s or underwriters’ marketing limitation shall be included in such Demand Registration. Notwithstanding the delivery of any notice of a Demand Registration, all determinations as to whether to complete any Demand Registration and as to the timing, manner, price and other terms and conditions of any Demand Registration shall be at the sole discretion of the Demand Initiating Sponsor Holders. Each of the Holders agrees to reasonably cooperate with each of the other Holders to establish notice, delivery and documentation procedures and measures to facilitate such other Holder’s participation in future potential Demand Registrations pursuant this Section 2.2.

(c) Right to Terminate, Withdraw and/or Delay Registration. The Demand Initiating Sponsor Holders shall have the right to terminate, withdraw and/or delay any Demand Registration initiated by them under this Section 2.2 prior to the effectiveness of such Demand Registration whether or not any Holder has elected to include Registrable Securities in such Demand Registration and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 2.2 in connection with such Demand Registration (but not from its obligation to pay the Registration Expenses in connection therewith pursuant to Section 2.4), and (ii) in the case of a determination to delay registration, the Company shall delay registering all Registrable Securities under this Section 2.2, for the same period as the delay in registering the Registrable Securities proposed to be included by the Demand Initiating Sponsor Holders. For the avoidance of doubt, (i) none of the Initiating Shelf Take-Down Holders shall have any liability or obligation to any other Shelf Holders following their determination to terminate, withdraw and/or delay any Shelf Take-Down initiated by them under Section 2.1(d) and (ii) none of the Demand Initiating Sponsor Holders shall have any liability or obligation to any other Holder following their determination to terminate, withdraw and/or delay any Demand Registration initiated by them under this Section 2.2.

Section 2.3 Piggyback Registration.

(a) If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a Registration Statement on Form S-4 or S-8 (or any successor forms), (3) a registration pursuant to which the Company is offering to exchange its own securities for other securities, (4) a Registration Statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for Transferable Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the Transferable Shares into which such notes may be converted or (6) a registration pursuant to Section 2.1 or Section 2.2 hereof, it being understood that this clause (6) does not limit the rights of Holders to make requests pursuant to such Sections or otherwise limit the applicability thereof), the Company will:

(i) promptly (but in any event within ten (10) days after the date the relevant Registration Statement is initially filed) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwritten offering involved therein, all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in Section 2.3(b) below.

Notwithstanding the foregoing, this Section 2.3 shall not apply in respect of any Holder in an Initial Public Offering, unless (x) one (1) or more of the Sponsor Holders elect to participate in such registration for such Initial Public Offering or (y) the Sponsor Holders, in their sole discretion, provide advanced written consent to the Company to include the Registrable Securities of any one (1) or more other Holders specified in such consent in a registration for such Initial Public Offering pursuant to this Section 2.3. For the avoidance of doubt, the inclusion of the Registrable Securities of any Holder in such registration pursuant to this Section 2.3 shall in all cases be subject to Section 2.8(c).

(b) Underwriting. If the Company intends to distribute the Registrable Securities covered by its registration by means of an underwritten offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute their securities through such underwritten offering, enter into an underwriting agreement in customary form (containing such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type) with the managing underwriter or underwriters selected for such underwriting by the Company. Such underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Holders a party thereto as are customarily made by issuers to selling stockholders in secondary underwritten public offerings. No Holder shall be entitled to participate in such underwritten offering unless such Holder completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement. Notwithstanding any other provision of this Section 2.3, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a registration pursuant to this Section 2.3 shall advise the Company and the Sponsor Holders that have requested to participate in such registration that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of shares of Registrable Securities that may be included in such registration shall be (i) first, 100% of the securities that the Company proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such registration, with such number to be allocated pro rata among such Holders (including any Sponsor Holder) that have requested to participate in such registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders (in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such registration, any other securities eligible for inclusion in such registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such registration. No securities excluded from the underwriting by reason of the managing underwriter’s or underwriters’ marketing limitation shall be included in such registration.

(c) Right to Terminate, Withdraw and/or Delay Registration. The Company shall have the right to terminate, withdraw and/or delay any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration and, thereupon, (i) in the case of a determination to terminate or withdraw any registration, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 2.3 in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith pursuant to Section 2.4), without prejudice, however, to the rights of the Sponsor Holders who had elected to participate in such registration to request that such registration be effected as a Demand Registration under Section 2.2, and (ii) in the case of a determination to delay registration, in the absence of a request by the Sponsor Holders who had elected to participate in such registration to request that such registration be effected as a Demand Registration under Section 2.2, the Company shall be permitted to delay registering any Registrable Securities under this Section 2.3, for the same period as the delay in registering the other equity securities covered by such registration.

Section 2.4 Expenses of Registration. All Registration Expenses shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.

Section 2.5 Obligations of the Company. In connection with the Company’s registration obligations under this Article II and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing any such Registration Statement, the Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (i) furnish to the underwriters, if any, and the participating Sponsor Holders and other Shelf Initiating Holders, if any, copies of all such documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Sponsor Holders and their respective counsel and (ii) except in the case of a registration under Section 2.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any such Holders or underwriters, if any, shall reasonably object;

(b) subject to Section 2.1(b) in the case of a Shelf Registration Statement, use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable, and keep such Registration Statement effective for (i) the lesser of one hundred eighty (180) days or until the Holder or Holders of Registrable Securities covered by such Registration Statement have completed the distribution relating thereto or (ii) for such longer period as may be prescribed herein;

(c) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be (x) reasonably requested by any participating Sponsor Holder or other Shelf Initiating Holder, (y) reasonably requested by any other participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company (a “Control Holder”) to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(e) promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and any participating Sponsor Holder or any Shelf Initiating Holder agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(f) furnish to the Holders of Registrable Securities covered by such Registration Statement and each underwriter, if any, without charge, such numbers of copies of the Registration Statement and the related Prospectus and any Free Writing Prospectus and any amendment or supplement thereto, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby), and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities

(g) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (containing such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(h) notify each Holder of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (vi) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(i) promptly notify each Holder of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to such Holders or the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(j) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(k) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(l) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(m) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.1(b); provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation service of process in any such jurisdiction where it is not then so subject;

(n) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(o) make such representations and warranties to the Holders including Registrable Securities in such registration and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(p) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Sponsor Holder participating in such registration or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(q) obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(r) in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(s) use its reasonable best efforts to list the Registrable Securities that are Transferable Shares covered by such Registration Statement with any securities exchange or automated quotation system on which the Transferable Shares are then listed;

(t) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(u) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;

(v) cooperate with each Holder of Registrable Securities covered by such Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(w) use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(x) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Sponsor Holder or Control Holder or Shelf Initiating Holder participating in such registration, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Sponsor Holder(s) or Control Holder(s) or Shelf Initiating Holder(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.5(x) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(y) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

Section 2.6 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Holder of Registrable Securities, each of such Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, officers, directors, employees, trustees or agents and each Person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification, compliance or sale effected pursuant to this Article II, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder (collectively, the “Company Indemnifiable Persons”), against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, Free Writing Prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, compliance or sale effected pursuant to this Article II, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale, (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 2.5(m)) that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (iv) any actions or inactions or proceedings in respect of the foregoing whether or not any such Company Indemnifiable Person is a party thereto, and the Company will reimburse, as incurred, each such Company Indemnifiable Person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnifiable Person.

(b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, compliance or sale pursuant to this Article II) agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company, each of its officers, directors, employees, shareholders, affiliates and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, officers, directors, employees, trustees or agents and each Person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Holder Indemnifiable Persons”), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, Free Writing Prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, compliance or sale effected pursuant to this Article II, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, each such Holder Indemnifiable Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein that was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Each Company Indemnifiable Person and Holder Indemnifiable Person entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give written notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party or (ii) in the reasonable judgment of the Indemnified Party (based upon the advice of its counsel) a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such claim or any litigation resulting therefrom (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the Indemnifying Party’s expense, the Indemnifying Party shall not have the right to assume the defense of such claim or any litigation resulting therefrom on behalf of the Indemnified Party); and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article II, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party, and provided that any sums payable in connection with such settlement are paid in full by the Indemnifying Party. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the Indemnifying Party or Parties shall not, except as specifically set forth in this Section 2.6(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one (1) separate firm admitted to practice in such jurisdiction at any one (1) time unless (x) the employment of more than one (1) counsel has been authorized in writing by the Indemnifying Party or Parties, (y) an Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other Indemnified Parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an Indemnified Party) between such Indemnified Party and the other Indemnified Parties, in each of which cases the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) If for any reason the indemnification provided for in Section 2.6(a) or Section 2.6(b) is unavailable to an Indemnified Party or insufficient in respect of any claims, losses, damages and liabilities referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such claims, losses, damages and liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party or Parties, on the other hand, in connection with the acts, statements or omissions that resulted in such claims, losses, damages and liabilities, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Indemnified Party as a result of the claims, losses, damages and liabilities referred to in Section 2.6(a) and Section 2.6(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.6(d), in connection with any Registration Statement filed by the Company, any Holder of Registrable Securities covered by such Registration Statement shall not be required to contribute any amount in excess of the dollar amount of the gross proceeds (less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 2.6(b). If indemnification is available under this Section 2.6, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 2.6(a) and Section 2.6(b) without regard to the provisions of this Section 2.6(d).

(e) The indemnities provided in this Section 2.6 (i) shall survive the transfer of any Registrable Securities by such Holder and (ii) are not exclusive and shall not limit any rights or remedies which may be available to any Indemnified Party at law or in equity or pursuant to any other agreement.

Section 2.7 Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Article II.

Section 2.8 Transfer of Registration Rights; Additional Management Holders; General Transfer Restrictions on Exercise of Rights.

(a) The rights contained in Section 2.1, Section 2.2 or Section 2.3 hereof to cause the Company to register the Registrable Securities may be transferred or otherwise conveyed by (i) a Sponsor Holder or Shah Holder pursuant to a transfer permitted under Article IV of the Sponsor Shareholders Agreement, (ii) a Management Holder or Warrant Holder pursuant to a transfer permitted under Article III of the Investors Shareholders Agreement or (iii) a Patel Holder pursuant to a transfer permitted under the Patel Side Letter; provided that such transferee shall only be admitted as a party hereunder upon its, his or her signing and delivery of a Joinder Agreement and the acceptance thereof by the Company, whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer).

(b) The rights of a Management Holder hereunder may be conferred upon an employee of the Company or Subsidiary of the Company or other person who receives Registrable Securities from the Company; provided that such person shall only be admitted as a party hereunder (i) with the prior written consent of the Sponsor Holders and (ii) upon his or her signing and delivery of a Joinder Agreement and the acceptance thereof by the Company, whereupon such person will be treated as a Management Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the other Management Holders.

(c) Notwithstanding anything in this Agreement to the contrary, (i) each of the Sponsor Holders and Shah Holders acknowledges and agrees that any exercise of the rights contained in Section 2.1, Section 2.2 or Section 2.3 hereof are subject to (x) the governance provisions set forth in Article II of the Sponsor Shareholders Agreement and (y) the transfer restrictions set forth in Article III of the Sponsor Shareholders Agreement in all respects, (ii) each of the Management Holders acknowledges and agrees that any exercise of the rights contained in Section 2.1, Section 2.2 or Section 2.3 hereof are subject to the transfer restrictions set forth in Article III of the Investors Shareholders Agreement in all respects, and (iii) each of the Patel Holders acknowledges and agrees that any exercise of the rights contained in Section 2.1, Section 2.2 or Section 2.3 hereof are subject to the transfer restrictions set forth in Patel Side Letter in all respects.

(d) The Warrant Holders shall not be added as parties to and be bound by and receive the benefits and be subject to the obligations provided by this Agreement as a Warrant Holder unless and until the signing and delivery of a Joinder Agreement by such Warrant Holder in such capacity and the acceptance thereof by the Company. To the extent permitted by Section 3.11, amendments may be effected to this Agreement reflecting such rights and obligations of such Warrant Holders as the Company and the Sponsor Holders and such Warrant Holder may agree.

Section 2.9 Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

Section 2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Sponsor Holders, enter into any agreement with respect to its Securities that is inconsistent with the rights granted to the Holders by this Agreement, including by allowing any holder or prospective holder of any Securities of the Company (a) to include any Securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 hereof, unless, in each case, under the terms of such agreement, such holder or prospective holder may include such Securities in any such registration only to the extent that the inclusion of such Securities will not diminish the amount of Registrable Securities that are included in such registration or (b) to require the Company to effect a registration pursuant to demand registration rights.

Section 2.11 Reporting. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Sponsor Holders, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Sponsor Holder or Warrant Holder may reasonably request, all to the extent required from time to time to enable the Holders, following the Initial Public Offering, to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 2.12 Black-Out Periods. In the event of an Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down pursuant to Section 2.1(d) or an underwritten offering of Shares pursuant to Section 2.2 or Section 2.3, the Company and each of the (x) Warrant Holders, in the case of an Initial Public Offering, (y) Warrant Holders that, together with its Affiliates, owns more than 5% of the outstanding Registrable Securities, in the case of any such underwritten offering other than an Initial Public Offering and (z) other Holders agrees, if requested by the managing underwriter or underwriters in such underwritten offering (or if requested by (A) the Shelf Take-Down Initiating Sponsor Holders in the case of an Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down pursuant to Section 2.1(d) or (B) the Demand Initiating Sponsor Holders in the case of an underwritten Demand Registration pursuant Section 2.2), not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Securities (including Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Securities that may be issued upon exercise of any Options or warrants) or securities convertible into or exercisable or exchangeable for Securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Securities or securities convertible into or exercisable or exchangeable for Securities or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning 7 days before, and ending (x) one hundred eighty (180) days in the event of an Initial Public Offering or (y) ninety (90) days in the event of any other underwritten offering (or, in each case, (A) in the event of an Underwritten Shelf Take-Down or Marketed Underwritten Shelf Take-Down pursuant to Section 2.1(d) or an underwritten Demand Registration pursuant Section 2.2, such lesser period as may be agreed by the Shelf Take-Down Initiating Sponsor Holders or the Demand Initiating Sponsor Holders or, if applicable, the managing underwriter or underwriters, or (B) in event of any other underwritten offering, such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after, the date of the underwriting agreement entered into in connection with such underwritten offering, to the extent timely notified in writing by the Company, the Shelf Take-Down Initiating Sponsor Holders, the Demand Initiating Sponsor Holders or the managing underwriter or underwriters, as the case may be; provided that no Holder shall be subject to any such black-out period of longer duration than that applicable to any Sponsor Holder. Notwithstanding the foregoing, during the periods described above the Company may effect a Special Registration (as defined below). The Company agrees to use its reasonable best efforts to obtain from each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 2.12, except as part of any such registration, if permitted. Without limiting the foregoing (but subject to Section 2.10), if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 2.12 as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such underwritten offering, the Company and each Holder shall execute a customary agreement reflecting its agreement set forth in this Section 2.12. The Company may impose stop-transfer instructions with respect to the Securities subject to the foregoing restriction until the end of the period referenced above.

Section 2.13 Clear Market. With respect to any underwritten offerings of Registrable Securities of the Sponsor Holders (each a “Sponsor Underwritten Offering”), the Company agrees not to effect (other than pursuant to the registration applicable to such Sponsor Underwritten Offering, pursuant to a Special Registration or pursuant to the exercise by any other Sponsor Holder of any of its rights under Section 2.1 or Section 2.2) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such Sponsor Underwritten Offering, pursuant to a Special Registration or pursuant to the exercise by any other Sponsor Holder of any of its rights under Section 2.1 or Section 2.2) covering any of its Securities or any securities convertible into or exchangeable or exercisable for such Securities, during the period not to exceed ten (10) days prior and (i) one hundred eighty (180) days after such Sponsor Underwritten Offering in the event such offering is an Initial Public Offering or (y) ninety (90) days after any other Sponsor Underwritten Offering. For purposes of this Section 2.13, “Special Registration” means the registration of (A) Securities or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or any successor form) or (B) Securities or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

Section 2.14 Discontinuance of Distributions and Use of Prospectus & Free Writing Prospectus. Each Holder of Registrable Securities included in any Registration Statement agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.5(h)(iii), (iv), or (v) or Section 2.5(i), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (a) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 2.5(i), (b) such Holder is advised in writing by the Company that the use of the Prospectus or Free Writing Prospectus, as the case may be, may be resumed, (c) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.5(h)(iii) or (v) or (d) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 2.5(i) or is advised in writing by the Company that the use of the Prospectus or Free Writing Prospectus may be resumed.

ARTICLE III

MISCELLANEOUS

Section 3.1 Term. This Agreement shall terminate (a) with respect to all Holders, with the prior written consent of both the Sponsor Holders and, solely in the event of a Non-Qualifying Change of Control, the Warrant Holders, in connection with the consummation of a Change of Control or (b) with respect to any Holder, at such time as such Holder, together with its Affiliates, does not beneficially own any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 2.6, Section 2.11 and all of this Article III shall survive any such termination.

Section 3.2 Registering Entity. Immediately prior to the consummation of an Initial Public Offering or a Non-Qualifying Change of Control, if the Registering Entity or other successor entity (including, for the avoidance of doubt, the acquirer of the Company in connection with such Non-Qualifying Change of Control) is not the Company, the Company shall take such actions as may reasonably be necessary to cause the Registering Entity or such other successor entity to become a party hereto, with the rights, benefits and obligations of the Company hereunder; provided that the Registering Entity and each Holder shall, to the extent appropriate, as determined by the Sponsor Holders, execute a registration rights agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of this Agreement.

Section 3.3 Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 3.4 Confidentiality. The terms of this Agreement and any information relating to any exercise of rights hereunder shall be confidential and no party to this Agreement shall disclose to any Person not a party to this Agreement any of the terms of this Agreement, except (a) in the case of each of the Sponsor Holders or Warrant Holders, to such Holder’s partners, members, advisors, employees, agents, accountants, trustee, attorneys, Affiliates and investment vehicles managed or advised by such Holder or the partners, members, advisors, employees, agents, accountants, trustee or attorneys of such Affiliates or managed or advised investment vehicles, in each case so long as such Persons agree to keep such information confidential, (b) to such party’s advisors and (c) as may be required by applicable law (including under the Securities Act or the Exchange Act), this Agreement, exchange listing requirements, in connection with any litigation among the parties hereto or to negotiate and effect a transfer permitted under the Sponsor Shareholders Agreement, the Investors Shareholders Agreement or the Patel Side Letter.

Section 3.5 Entire Agreement. This Agreement (together with the exhibits hereto, the Sponsor Shareholders Agreement, the Investors Shareholders Agreement and the Patel Side Letter) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the bylaws (or equivalent organizational and governing documents) of any company, this Agreement shall govern as among the parties hereto.

Section 3.6 Specific Performance. Subject to Section 2.9, the parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 3.7 Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 3.8 Submissions to Jurisdictions; WAIVERS OF JURY TRIALS.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement may only be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware (collectively, the “Chosen Courts”), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Chosen Courts, as applicable. Each party hereby further irrevocably waives any claim that any Chosen Court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Chosen Courts, that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 3.14 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 3.8(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in any of the Chosen Courts, and hereby further irrevocably waives and agrees not to plead or claim that any such Chosen Court is not a convenient forum for any such suit, action or proceeding, as applicable.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.8(E).

Section 3.9 Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 3.10 Consents, Approvals and Actions.

(a) Subject to the terms of the Sponsor Shareholders Agreement, if any consent, approval or action of the Sponsor Holders is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 3.11), such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities held by the Sponsor Holders, taken together, at such time provide such consent, approval or action in writing at such time, in each case so long as all Sponsor Holders are treated equally with respect to any such consent, approval or action.

(b) If any consent, approval or action of the SLP Holders is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 3.11), such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities held by the SLP Holders, taken together, at such time provide such consent, approval or action in writing at such time.

(c) If any consent, approval or action of the SLS Holders is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 3.11), such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities held by the SLS Holders, taken together, at such time provide such consent, approval or action in writing at such time.

(d) If any consent, approval or action of the Shah Holders is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 3.11), such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities held by the Shah Holders, taken together, at such time provide such consent, approval or action in writing at such time.

(e) If any consent, approval or action of the Management Holders is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 3.11), such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities held by the Management Holders, taken together, at such time provide such consent, approval or action in writing at such time.

(f) If any consent, approval or action of the Warrant Holders is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 3.11, but excluding the exercise of any registration rights, Shelf Take-Downs, or any other rights granted to Warrant Holders hereunder, which may be exercised by any Warrant Holders subject to the limitations set forth herein), such consent, approval or action shall be deemed given if the holders of at least two-thirds (2/3) of the outstanding Registrable Securities held by the Warrant Holders, taken together, at such time provide such consent, approval or action in writing at such time.

(g) If any consent, approval or action of the Patel Holders is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 3.11), such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities held by the Patel Holders, taken together, at such time provide such consent, approval or action in writing at such time.

Section 3.11 Amendment and Waiver.

(a) Any amendment to this Agreement shall be in writing and shall require the written consent of (i) the Company, (ii) the Sponsor Holders and (iii) if the amendment, by its terms, would be materially and disproportionally adverse to the Shah Holders, Management Holders, Warrant Holders or Patel Holders as compared to the Sponsor Holders, the Shah Holders, Management Holders, Warrant Holders or Patel Holders, as applicable. The immediately foregoing clause (iii) shall not apply with respect to (1) amendments contemplated by Section 3.2, (2) amendments that do not apply to Management Holders or to Warrant Holders or (3) amendments to reflect the addition of a new third-party holding Registrable Securities (other than (x) a designated transferee of Registrable Securities as a party hereto pursuant to Section 2.8(a) or (y) an additional Management Holder as a party hereto pursuant to Section 2.8(b)).

(b) Notwithstanding the foregoing, any addition of (i) a designated transferee of Registrable Securities as a party hereto pursuant to Section 2.8(a) or (ii) an additional Management Holder as a party hereto pursuant to Section 2.8(b) in each case shall not constitute an amendment hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee, recipient or additional Management Holder.

(c) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 3.12 Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 3.13 Third Party Beneficiaries. Except for Section 2.6 and Section 3.15 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 3.14 Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, e-mail, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, which shall be addressed, (a) in the case of the Company, to its principal office, (b) in the case of any Management Holder, to the address, e-mail address or telecopy number of such Management Holder set forth in the Company’s books and records or, if applicable, the Joinder Agreement of such Management Holder, (c) in the case of any Warrant Holder, to the address, e-mail address or telecopy number of such Warrant Holder set forth in the applicable Joinder Agreement of such Warrant Holder or (d) in the case of any other party hereto, to the following respective addresses, e-mail addresses or telecopy numbers:

If to any SLP Holder or SLS Holder, to:

c/o Silver Lake Partners

c/o Silver Lake Sumeru

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Fax No.: (650) 233-8125

Attention: Karen King

karen.king@silverlake.com

and

c/o Silver Lake Partners

c/o Silver Lake Sumeru

9 West 57th Street, 32nd Floor

New York, New York 10019

Fax: (212) 981-3535

Attention: Andrew Schader

Email: andy.schader@silverlake.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, CA 94304

Fax No.: (650) 251-5002

Attention: Chad Skinner

Email: cskinner@stblaw.com

If to any Shah Holder, to:

27241 Altamont Road

Los Altos Hills, CA 94022

Fax No.: 650-947-8147

Attention: Ajay B. Shah

Email: ajay.shah@SilverLake.com

If to any Patel Holder, to:

8624 White Oak Court

Pleasanton, CA 94588

Fax No.: 925-249-0731

Attention: Mukesh A. Patel

Email:mukesh@invaticapital.com

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the

Business Day during which such normal business hours next occur if not given during such hours on any day, (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier and (iv) in the case of mailing, on the third (3rd) Business Day after the posting thereof. By notice complying with the foregoing provisions of this Section 3.14, each party shall have the right to change its mailing address, e-mail address or telecopy number for the notices and communications to such party.

Section 3.15 No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 3.16 No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

Section 3.17 Aggregation. All Registrable Securities held or acquired by any (a) SLP Holder and its controlled Affiliates, (b) SLS Holder and its controlled Affiliates, (c) Shah Holder and its controlled Affiliates, (d) Management Holder and its controlled Affiliates, (e) Warrant Holder and its controlled Affiliates or (f) Patel Holder and its controlled Affiliates shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such Holder and its controlled Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

Section 3.18 Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 3.19 Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be by electronic transmission), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Registration Rights Agreement or caused this Registration Rights Agreement to be signed by its officer thereunto duly authorized as a deed as of the date first written above.

COMPANY:

SMART GLOBAL HOLDINGS, INC.

In the presence of:

By:	/s/ Iain MacKenzie	/s/ Bruce Goldberg
Name:	Iain MacKenzie	Signature of Witness
Title:	President & CEO	Name of Witness: Bruce Goldberg

[Signature Pages Follow]

[Amended and Restated Registration Rights Agreement]

SLP INVESTOR:

SILVER LAKE PARTNERS III CAYMAN
(AIV III), L.P.

By:	Silver Lake Technology Associates III
Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd.,
its General Partner

In the presence of:

By:	/s/ James A. Davidson	/s/ Janet Roselli Beyinez
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness: Janet Roselli Beyinez

SLP CO-INVESTOR:

SILVER LAKE TECHNOLOGY INVESTORS
III CAYMAN, L.P.

By:	Silver Lake Technology Associates III
Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd.,
its General Partner

In the presence of:

By:	/s/ James A. Davidson	/s/ Janet Roselli Beyinez
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness: Janet Roselli Beyinez

[Signature Pages Follow]

[Amended and Restated Registration Rights Agreement]

SLS INVESTOR:

SILVER LAKE SUMERU FUND CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru
Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its
General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP,
Ltd., its General Partner

In the presence of:

By:	/s/ Paul Mercadante	/s/ Cynthia Reyes-Orosco
	Name: Paul Mercadante	Signature of Witness
	Title: Director	Name of Witness: Cynthia Reyes-Orosco

SLS CO-INVESTOR:

SILVER LAKE TECHNOLOGY INVESTORS
SUMERU CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru
Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its
General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP,
Ltd., its General Partner

In the presence of:

By:	/s/ Paul Mercadante	/s/ Cynthia Reyes-Orosco
	Name: Paul Mercadante	Signature of Witness
	Title: Director	Name of Witness: Cynthia Reyes-Orosco

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER (J.P. Morgan Securities LLC is JPMorgan Chase Bank, N.A.’s affiliate and designee):

J.P. MORGAN SECURITIES LLC

In the presence of:

By:	/s/ Christopher Cestaro	/s/ Eric Ramnauth
	Name: Christopher Cestaro	Signature of Witness
	Title: Authorized Signatory	Name of Witness: Eric Ramnauth

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Napier Park Select Master Fund L.P.

In the presence of:

By:	/s/ Ram Putcha	/s/ Rebecca Song
	Name: Ram Putcha	Signature of Witness
	Title: Managing Director	Name of Witness: Rebecca Song

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

AllianceBernstein Global High Income Fund, Inc.

In the presence of:

By:	/s/ Jacqueline August	/s/ Tyena Iglesias
	Name: Jacqueline August	Signature of Witness
	Title: Assistant Vice President	Name of Witness: Tyena Iglesias

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

AB Collective Investment Trust Series—AB US High Yield Collective Trust

In the presence of:

By:	/s/ Jacqueline August	/s/ Tyena Iglesias
	Name: Jacqueline August	Signature of Witness
	Title: Assistant Vice President	Name of Witness: Tyena Iglesias

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

AB High Income Fund, Inc.

In the presence of:

By:	/s/ Jacqueline August	/s/ Tyena Iglesias
	Name: Jacqueline August	Signature of Witness
	Title: Assistant Vice President	Name of Witness: Tyena Iglesias

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

AB Bond Fund, Inc.—AB High Yield Portfolio

In the presence of:

By:	/s/ Jacqueline August	/s/ Tyena Iglesias
	Name: Jacqueline August	Signature of Witness
	Title: Assistant Vice President	Name of Witness: Tyena Iglesias

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Banco do Brasil, S.A., acting through its New York Branch

By:	/s/ Joao Fruet
Name: Joao Fruet
Title: General Manager

By:	/s/ Reinaldo Lima
Name: Reinaldo Lima
Title: General Manager

In the presence of:

By:	/s/ Jakov Grbic
Signature of Witness
Name of Witness: Jakov Grbic

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Barclays Bank PLC

In the presence of:

By:	/s/ Alexander Stromberg	/s/ Jason T. Short
	Name: Alexander Stromberg	Signature of Witness
	Title: Managing Director	Name of Witness: Jason T. Short

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

BlueMountain CLO 2011-1 Ltd

BY: BLUEMOUNTAIN CAPITAL

MANAGEMENT, LLC,

Its Collateral Manager

In the presence of:

By:	/s/ Meghan Fornshell
	Name: Meghan Fornshell	Signature of Witness
	Title: Operations Analyst	Name of Witness:

By:
Name:
Title:

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

BlueMountain CLO II, LTD

BY: BLUEMOUNTAIN CAPITAL

MANAGEMENT, LLC,

Its Collateral Manager

In the presence of:

By:	/s/ Meghan Fornshell
	Name: Meghan Fornshell	Signature of Witness
	Title: Operations Analyst	Name of Witness:

By:
Name:
Title:

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

BlueMountain CLO III, LTD

BY: BLUEMOUNTAIN CAPITAL

MANAGEMENT, LLC,

Its Collateral Manager

In the presence of:

By:	/s/ Meghan Fornshell
	Name: Meghan Fornshell	Signature of Witness
	Title: Operations Analyst	Name of Witness:

By:
Name:
Title:

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

CPPIB Credit Investments III Inc.

In the presence of:

By:	/s/ John Graham	/s/ Vincent Hui
	Name: John Graham	Signature of Witness
	Title: Authorized Signatory	Name of Witness: Vincent Hui

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Oaktree Value Opportunities Fund Holdings, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Managing Director

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Senior Vice President

Oaktree Opportunities Fund VIII Delaware, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Authorized Signatory

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

[Amended and Restated Registration Rights Agreement]

Oaktree Huntington Investment Fund, L.P.

By:	Oaktree Huntington Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree Huntington Investment Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Managing Director

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Senior Vice President

Oaktree Opportunities Fund VIII (Parallel 2), L.P.

By:	Oaktree Opportunities Fund VIII GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund VIII GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Managing Director

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Senior Vice President

[Amended and Restated Registration Rights Agreement]

Oaktree Opportunities Fund VIIIb Delaware, L.P.

By:	Oaktree Fund GP, LLC
Its:	General partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Authorized Signatory

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

With respect to each of the signatures of the above entities, in the presence of:

/s/ Tom Reed
Signature of Witness
Name of Witness: Tom Reed

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

D-Star LTD.

In the presence of:

By:	/s/ Ram Putcha	/s/ Rebecca Song
	Name: Ram Putcha	Signature of Witness
	Title: Managing Director	Name of Witness: Rebecca Song

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

SSF Trust,

By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Nuveen Senior Income Fund,

By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Nuveen Short Duration Credit Opportunities Fund,

By: Symphony Asset Management LLC

In the presence of:

By:`	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Nuveen Floating Rate Income Opportunity Fund,
By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Nuveen Floating Rate Income Fund,
By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

Symphony CLO VII, Ltd.,
By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

California Street CLO V, Ltd.,
By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

California Street CLO IV, Ltd.,
By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

California Street CLO III, Ltd.,
By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

WARRANT HOLDER:

California Street CLO II, Ltd.,
By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Registration Rights Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Registration Rights Agreement of SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company, dated as of November 5, 2016 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Registration Rights Agreement.

By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a [SLP Holder][SLS Holder][Shah Holder][Management Holder][Patel Holder][Warrant Holder].

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the          day of                     ,             .

Signature

Print Name

Address:

Telephone:
Facsimile:
E-mail:

AGREED AND ACCEPTED as of the day of , ..

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B

MANAGEMENT HOLDERS

(as of November 5, 2016)

Iain MacKenzie

Alan Marten

Bruce Goldberg

Jack Pacheco

Michael Rubino

Rogerio Nunes

Kiwan Kim

Anjali Reddy

Frank Perezalanzo

Jefferey Milano

Gary Mossotti

Li Lin Foo

Vejaya K. Narayanan

Randy Cohen

Daniel Hassett

Grady Lambert

Bernie Rub

Michael Robinson